Exhibit 99.2

FUTURELAND, CORP. AND SUBSIDIARIES
(FORMERLY AEGEA, INC.)
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014

CONTENTS

Report of Independent Registered Public Accounting Firm	F-2

Consolidated Financial Statements:

Consolidated Balance Sheets - As of December 31, 2014 and 2013	F-3

Consolidated Statements of Operations -
For the Years Ended December 31, 2014 and 2013	F-4

Consolidated Statements of Changes in Stockholders' Deficit -
For the Years Ended December 31, 2014 and 2013	F-5

Consolidated Statements of Cash Flows –
For the Years Ended December 31, 2014 and 2013	F-6

Notes to Consolidated Financial Statements	F-7 to F-15

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of:
FutureLand, Corp.

We have audited the accompanying consolidated balance sheets of FutureLand, Corp. and Subsidiaries (formerly known as Aegea, Inc.) as of December 31, 2014 and 2013 and the related consolidated statements of operations, changes in stockholders' deficit, and cash flows for each of the two years in the period ended December 31, 2014.  These consolidated financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of FutureLand, Corp. and Subsidiaries (formerly known as Aegea, Inc.) as of December 31, 2014 and 2013, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 1 to the consolidated financial statements, the Company reported a net loss and cash used in operations in 2014 of $563,393 and $227,283, respectively, has a working capital deficit, stockholders' deficit and deficit accumulated of $797,219, $797,219 and $2,577,149, respectively, at December 31, 2014.  These matters raise substantial doubt about the Company's ability to continue as a going concern.  Management's plans as to these matters are also described in Note 1.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.
Boca Raton, Florida
June 5, 2015

2295 NW Corporate Blvd., Suite 240 • Boca Raton, FL 33431-7328
Phone: (561) 995-8270 • Toll Free: (866) CPA-8500 • Fax: (561) 995-1920
www.salbergco.com • info@salbergco.com
Member National Association of Certified Valuation Analysts • Registered with the PCAOB
Member CPAConnect with Affiliated Offices Worldwide • Member AICPA Center for Audit Quality

FUTURELAND, CORP. AND SUBSIDIARIES
(FORMERLY AEGEA, INC.)
Consolidated Balance Sheets

	December 31,
	2014	2013

Assets

Current Assets:
Cash	$-	$8,476
Vacant land deposit	-	250,000

Total Current Assets	-	258,476

Total Assets	$-	$258,476

Liabilities and Stockholders' Deficit

Current Liabilities:
Accounts payable	$86,633	$140,986
Accrued expenses	27,829	27,288
Short-term loans - related parties	76,807	160,000
Convertible debenture payable, net of premium and discount	191,273	105,706
Accrued interest	27,454	3,769
Line of credit - related party	250,000	250,000
Accrued interest - related party	126,852	81,851
Derivative liability	10,371	-

Total Current Liabilities	797,219	769,600

Stockholders' Deficit:
Preferred stock, No par value; 100,000,000 shares authorized;
Series A convertible preferred Stock, $0.0001 no par value; 200,000 shares designated, no shares issued and outstanding at December 31, 2014 and 2013, respectively	-	-
Series B convertible preferred Stock, $0.0001 no par value; 1,000 shares designated, 1,000 shares issued and outstanding at December 31, 2014 and 2013, respectively	2,150	2,150
Common stock, no par value; 1,000,000,000 shares authorized, 298,812 and 292,842 shares issued and outstanding at December 31, 2014 and 2013, respectively	1,012,846	894,506
Additional paid-in capital	764,934	605,976
Accumulated deficit	(2,577,149)	(2,013,756)

Total Stockholders' Deficit	(797,219)	(511,124)

Total Liabilities and Stockholders' Deficit	$-	$258,476

See accompanying notes to consolidated financial statements.

FUTURELAND, CORP. AND SUBSIDIARIES
(FORMERLY AEGEA, INC.)
Consolidated Statements of Operations

	For the Year Ended December 31,
	2014	2013

Revenue	$-	$-

Operating Expenses:
General and administrative	69,895	180,027
Professional fees	329,222	1,007,429
Research and development expenses	42,113	118,664

Total Operating Expenses	441,230	1,306,120

Loss from Opertions	(441,230)	(1,306,120)

Other Income (Expenses):
Gains on settlement of liabilities	7,913	-
Interest expense	(135,158)	(312,228)
Change in fair value of derivative liability	5,082	-

Total Other Expenses	(122,163)	(312,228)

Net Loss	$(563,393)	$(1,618,348)

Net Loss Per Common Share:
Basic and Diluted	$(1.89)	$(6.25)

Weighted Average Number of Common Shares Outstanding:
Basic and Diluted	298,032	258,897

See accompanying notes to consolidated financial statements.

FUTURELAND, CORP. AND SUBSIDIARIES
(FORMERLY AEGEA, INC.)
Statement of Changes in Stockholders' Deficit
For the Years Ended December 31, 2014 and 2013

	Series B
	Preferred Stock		Common Stock		Additional	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Paid-in Capital	Deficit	Deficit

Balance, December 31, 2012	-	$-	235,055	$100,291	$-	$(395,408)	$(295,117)

Capital contribution	-	-	-	-	50,200	-	50,200

Recapitalization	-	-	52,503	-	4,814	-	4,814

Common shares for services	-	-	500	490,000	-	-	490,000

Series B preferred shares issued for services	1,000	2,150	-	-	-	-	2,150

Common shares for convertible debt	-	-	4,759	284,215	-	-	284,215

Common shares issued for cash	-	-	25	20,000	-	-	20,000

Beneficial conversion feature on convertible debt	-	-	-	-	75,000	-	75,000

Put premium reclassification on convertible of notes	-	-	-	-	180,000	-	180,000

Contributed rent and services	-	-	-	-	295,962	-	295,962

Net Loss	-	-	-	-	-	(1,618,348)	(1,618,348)

Balance, December 31, 2013	1,000	2,150	292,842	894,506	605,976	(2,013,756)	(511,124)

Common shares for services	-	-	3,607	100,940	-	-	100,940

Common shares for convertible debt	-	-	2,363	17,400	-	-	17,400

Put premium reclassification on convertible of notes	-	-	-	-	17,452	-	17,452

Contributed rent and services	-	-	-	-	141,506	-	141,506

Net Loss	-	-	-	-	-	(563,393)	(563,393)

Balance, December 31, 2014	1,000	$2,150	$298,812	$1,012,846	$764,934	$(2,577,149)	$(797,219)

See accompanying notes to the consolidated financial statements.

FUTURELAND, CORP. AND SUBSIDIARIES
(FORMERLY AEGEA, INC.)
Consolidated Statements of Cash Flows

	For the Year ended December 31,
	2014	2013

Cash Flows from Operating Activities:
Net loss	$(563,393)	$(1,618,348)
Adjustments to reconcile net loss to net cash used in operating activities:
Common stock issued for services	100,940	492,150
Contributed rent and services	141,506	295,962
Amortization of discount and premium related to convertible debt	66,472	252,706
Change in fair value of derivative	(5,082)	-
Loss on settlement of inventory	-	247
Shares issued for accrued interest	-	4,215
Gain on debt conversion	(52)	-
Changes in operating assets and liabilities:
Accounts payable	(36,901)	107,853
Accrued expenses	541	20,698
Accrued interest - debenture payable	23,685	3,769
Accrued interest - related party	45,001	51,537

Net Cash Used in Operating Activities	(227,283)	(389,211)

Cash Flows from Investing Activities:
Acquisition of cash in recapitalization	-	172
Payment for vacant land deposit	-	(250,000)
Refund of vacant land deposit `	250,000	-

Net Cash Provided by (Used in) Investing Activities	250,000	(249,828)

Cash Flows from Financing Activities:
Bank overdraft	-	(656)
Proceed from convertible debentures	52,000	388,000
Proceeds from short-term loan payable	-	160,000
Proceed from short-term loans - related party	162,915	-
Repayment of short-term loans - related party	(246,108)	-
Proceed from line of credit - related party	-	39,971
Proceeds from sales of common stock	-	20,000
Proceed from capital contributions	-	40,200

Net Cash (Used in) Provided by Financing Activities	(31,193)	647,515

Net (Decrease) Increase in Cash	(8,476)	8,476

Cash, beginning of year	8,476	-

Cash, end of year	$-	$8,476

Cash Paid for:
Interest	$-	$-
Income taxes	$-	$-

Non-cash Investing and Financing Activities:
Common stock issued for convertible debt	$17,400	$-
Put premium reclassified to additional paid-in capital	$17,452	$-
Increase in debt discount and derivative liability	$15,453	$-
Conversion of debt to equity	$-	$280,000
Transfer of line of credit to equity	$-	$10,000
Beneficial conversion feature on convertible debt	$-	$75,000
Recapitalization	$-	$4,814

See accompanying notes to consolidated financial statements.

FUTURELAND, CORP. AND SUBSIDIARIES
(FORMERLY AEGEA, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2014

NOTE 1: NATURE OF OPERATIONS, BASIS OF PRESENTATION, RECAPITALIZATION AND GOING CONCERN

Nature of Operations

FutureLand, Corp. formerly Aegea, Inc., ("the Company, "FutureLand", or "Aegea") began operations on February 3, 2012 with the purpose of developing a mega-resort city in South Florida that was to become an international community and leisure destination worldwide. The Company has no revenues and activities consist of organizational activities, capital raising, and developing the business plan. The Company's business will change as a result of the contemplated reverse recapitalization transaction discussed in Note 11.

Recapitalizations and reverse stock split

On July 22, 2013, members of Aegea, LLC exchanged 100% of the membership interests in Aegea, LLC for 235,055 shares of the Company's common stock, no par value per share, representing approximately 88.7% of the Company's issued and outstanding shares of common stock (the "Exchange"). The Exchange was made pursuant to the terms of the June 5, 2013 Amended and Restated Share Exchange Agreement by and among Aegea, LLC, its members, the Company, Energis Petroleum, LLC, a Florida limited liability company ("Energis") and the members of Energis. The former members of Aegea, LLC obtained voting and management control of the Company upon completion of the Exchange.

Aegea, Inc.'s acquisition of Aegea, LLC was accounted for as a recapitalization of Aegea LLC since the members of Aegea, LLC obtained voting and managing control of Aegea, Inc. Aegea, LLC was the acquirer for financial reporting purposes and Aegea, Inc. was the acquired company. Consequently, the consolidated financial statements after completion of the acquisition include the assets and liabilities of both Aegea, LLC and Aegea, Inc., the historical operations of Aegea, LLC and their consolidated operations from the July 22, 2013 closing date of the acquisition. Aegea, LLC retroactively applied its name change and recapitalization pursuant to the terms of the Share Exchange Agreement for all periods presented in the accompanying consolidated financial statements.

In May 2015, the Company changed its name to FutureLand, Corp. and effected a 1 for 400 reverse stock split of the Company's common stock (see Note 11). All share and per share data in the accompanying consolidated financial statements and footnotes have been retroactively restated to reflect the reverse stock split.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned inactive subsidiaries, Florida Heartland EB-5 Regional Center LLC and Aegea, LLC. All inter-company balances and transactions have been eliminated in consolidation.

Going Concern

As reflected in the accompanying consolidated financial statements, the Company had a net loss and net cash used in operations of $563,393 and $227,283, respectively, for the year ended December 31, 2014 and a working capital deficit, stockholders' deficit, and accumulated deficit of $797,219, $797,219, and $2,577,149, respectively, at December 31, 2014 and has no revenues. These matters raise substantial doubt about the Company's ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company's ability to further implement its business plan, raise additional capital, and generate revenues. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. The Company's plan is to find a merger candidate and on March 10, 2015, the Company entered into an Exchange Agreement (see Note 11).

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

Cash and cash equivalents include highly liquid investments with maturities of three months or less at the time of purchase.

FUTURELAND, CORP. AND SUBSIDIARIES
(FORMERLY AEGEA, INC.)
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant assumptions and estimates relate to the valuation of equity issued for services, valuation of equity associated with convertible debt, the valuation of derivative liabilities, and the valuation of deferred tax assets. Actual results could differ from these estimates.

Fair Value Measurements and Fair Value of Financial Instruments

The Company adopted ASC Topic 820, Fair Value Measurements. ASC Topic 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1: Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2: Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3: Inputs are unobservable inputs which reflect the reporting entity's own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The estimated fair value of certain financial instruments, including all current liabilities are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

The following table reflects changes for the year ended December 31, 2014 for all financial assets and liabilities categorized as Level 3 as of December 31, 2014.

Liabilities:
Balance of derivative liabilities as of December 31, 2013	$-
Initial fair value of derivative liabilities attributable to embedded conversion option	15,453
Gain from change in the fair value of derivative liabilities	(5,082)
Balance of derivative liabilities as of December 31 , 2014	$10,371

Stock-based Compensation

ASC 718, "Compensation-Stock Compensation" requires recognition in the financial statements of the cost of employee services received in exchange for an award of equity instruments over the period the employee is required to perform the services in exchange for the award (presumptively the vesting period). We measure the cost of employee services received in exchange for an award based on the grant-date fair value of the award.

We account for non-employee share-based awards based upon ASC 505-50, "Equity-Based Payments to Non-Employees." ASC 505-50 requires the costs of goods and services received in exchange for an award of equity instruments to be recognized using the fair value of the goods and services or the fair value of the equity award, whichever is more reliably measurable. The fair value of the equity award is determined on the measurement date, which is the earlier of the date that a performance commitment is reached or the date that performance is complete. Generally, our awards do not entail performance commitments. When an award vests over time such that performance occurs over multiple reporting periods, we estimate the fair value of the award as of the end of each reporting period and recognize an appropriate portion of the cost based on the fair value on that date. When the award vests, we adjust the cost previously recognized so that the cost ultimately recognized is equivalent to the fair value on the vesting date, which is presumed to be the date performance is complete.

FUTURELAND, CORP. AND SUBSIDIARIES
(FORMERLY AEGEA, INC.)
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Derivative Liability

We evaluate convertible instruments, options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under ASC Topic 815, "Derivatives and Hedging."  The result of this accounting treatment is that the fair value of the derivative is marked-to-market each balance sheet date and recorded as a liability.  In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income (expense). Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity.  Equity instruments that are initially classified as equity that become subject to reclassification under ASC Topic 815 are reclassified to liabilities at the fair value of the instrument on the reclassification date.

Income Taxes

The Company has adopted FASB ASC 740-10, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually from differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

 Net Loss per Common Share

The Company computes net earnings (loss) per share in accordance with ASC 260-10, "Earnings per Share." ASC 260-10 requires presentation of both basic and diluted earnings per share ("EPS") on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive. At December 31, 2014 and 2013, we excluded 1,000 shares of Series B Preferred Stock convertible into 1,000 shares of common stock and 18,955 and 2,995, respectively, shares of the Company's common stock were reserved for issuance upon conversion of convertible notes as their effect was anti-dilutive.

Research and Development

In accordance with ASC 730-10, expenditures for research and development are expensed when incurred and are included in operating expenses. The Company recognized research and development costs of $42,113 and $118,664 for the years ended December 31, 2014 and 2013, respectively, relating to contract services performed for architectural and creative design.

Recent Accounting Pronouncements

ASU 2014-10, "Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements". ASU 2014-10 eliminates the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to-date information on the statements of operations, cash flows and stockholders' equity. The amendments in ASU 2014-10 will be effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods, however early adoption is permitted. The Company evaluated and adopted ASU 2014-10 during the year ended December 31, 2014.

In August 2014, the FASB issued ASU No. 2014-15, "Presentation of Financial Statements—Going Concern." The provisions of ASU No. 2014-15 require management to assess an entity's ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management's plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management's plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The amendments in this ASU are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. The Company is currently assessing the impact of this ASU on the Company's consolidated financial statements.

Other accounting standards which were not effective until after December 31, 2014 are not expected to have a material impact on the Company's consolidated financial position or results of operations.

FUTURELAND, CORP. AND SUBSIDIARIES
(FORMERLY AEGEA, INC.)
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014

NOTE 3: CONCENTRATIONS

Concentrations of Credit Risk

The Company maintains accounts with financial institutions. All cash in checking accounts is non-interest bearing and is fully insured by the Federal Deposit Insurance Corporation (FDIC). At times, cash balances in money market accounts may exceed the maximum coverage provided by the FDIC on insured depositor accounts. The Company believes it mitigates its risk by depositing its cash and cash equivalents with major financial institutions. There were no cash deposits in excess of FDIC insurance at December 31, 2014.

NOTE 4: VACANT LAND DEPOSIT

On October 28, 2013, the Company entered into a Vacant Land Contract (the "Agreement") with an unrelated third party to acquire approximately 2,200 acres of land in South Florida. The purchase price of the land is $13,350,000, payable $250,000 no later than October 28, 2013, $750,000 no later than February 18, 2014 and the balance of $12,350,000 in cash at closing, which was required to have occurred on or before March 10, 2014. On October 28, 2013, the Company paid the initial $250,000 refundable deposit and by written notice dated February 17, 2014 has terminated the Agreement, without liability or cost, within the applicable feasibility study period as provided for in the Agreement. The $250,000 was refunded to the Company upon termination of this agreement.

NOTE 5: SHORT-TERM LOAN – RELATED PARTIES

Short-term loans amounted to $76,807 and $160,000 as of December 31, 2014 and 2013, respectively. During the year ended December 31, 2014, the Company has received short-term loans from related parties totaling $162,915 and repaid $246,108. The loans are non-interest bearing and are due on demand (see Note 10).

From August to October 2013, short-term loans totaling $203,000 were made to the Company by three related parties (see Note 10). The loans are non-interest bearing and are due on demand. As of December 31, 2013, the Company repaid $33,000 in short-term loans and issued a convertible debenture for $10,000 in exchange for a $10,000 loan (see Note 6) resulting in a $160,000 in short-term loan payables to related parties at December 31, 2013.

NOTE 6: CONVERTIBLE DEBENTURES AND NOTES

At December 31, 2014 and 2013, the Company had convertible debt consisting of the following:

	December 31, 2014	December 31, 2013
Convertible debt	$168,000	$108,000
Plus: put premium	35,000	33,000
Less: debt discount	(11,727)	(35,294)
Convertible debt, net	$191,273	$105,706

Convertible debt principal payments of $108,000 were in default on maturity date as of December 31, 2014 and $60,000 was in default subsequent to year end as of the issuance date of these consolidated financial statements.

On May 31, 2013, the Company issued a convertible debenture for the sum of $100,000 in exchange for cash.  The Company agreed to accrue interest on the outstanding principal at the rate of 12% per annum beginning on May 31, 2013 and due on the maturity date of August 30, 2013. The Company has the right of prepayment at any time.  Immediately following the date on which the Company mergers with or becomes a public company, the holder of the convertible debenture is entitled to convert all amounts due into shares of the entity which succeeds the Company (the "Successor Entity") at the conversion price of $132.00 per share.  In addition, the convertible debenture automatically converts into common stock of the Successor Entity at $132.00 per share once the Company mergers with or becomes a public company and has entered into a firm commitment for no less than $50,000,000 of debt or equity financing.  There was no beneficial conversion feature ("BCF") recorded at May 31, 2013 because the per share conversion price was greater than the fair value of the common stock per share.  On October 3, 2013, the holder of this note, exercised the right to convert the amount of $100,000 plus accrued interest of $2,992 into 781 shares of common stock at a rate of $132.00 per share per the terms of the agreement.

FUTURELAND, CORP. AND SUBSIDIARIES
(FORMERLY AEGEA, INC.)
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014

NOTE 6: CONVERTIBLE DEBENTURES AND NOTES (continued)

In August 2013, the Company entered into three convertible debentures for the total sum of $30,000.  The Company agreed to pay interest and outstanding principal at the rate of 8% per annum beginning on August 12, 2013 and due on the maturity date of one year from the date of the agreements.  Beginning on the respective dates of issuance of the debentures, the Company also had the right of prepayment at any time and the holder had the right to convert the outstanding debt into shares of the Company's common stock at a conversion price using the volume weighted average price of the Company's common stock over seven trading days prior to the date of conversion then multiplying the result by 50%.  Under ASC 480 "Distinguishing Liabilities from Equity", the debentures were considered stock settled debts since any future shares of common stock issued upon conversion will have a fair market value of $60,000.  Therefore, the Company recorded interest expense of $30,000 on the dates of the debentures to reflect the put premium.  In November and December 2013, the Company converted debt from these three convertible debentures totaling $30,000 and accrued interest of $536 into 416 shares of common stock at the conversion rate of $244.00, $28.00 and $448.00 per share per the terms of the agreements.

In October and November 2013, the Company entered into nine separate convertible debentures for the total sum of $110,000. The Company agreed to pay interest and outstanding principal at the rate of 8% per annum on the total amount of these debentures and an additional thirty-two percent (32%) strictly in common stock on two of these debentures totaling $20,000 beginning on the date of each agreement and due on the maturity date of one year from the date of the agreements. Beginning on the date of issuance, the Company has the right of prepayment at any time. Beginning on the date of issuance, the holder also has the right to convert all of the outstanding debt into shares of the Company's Common Stock at the conversion price using the volume weighted average price of the Company's Common Stock over seven trading days prior to the conversion date then multiplying the result by 50%. These debentures were considered stock-settled debt since any future stock issued upon conversion will have a fair market value of $220,000. The Company therefore accreted a premium of $110,000 into interest expense immediately since these debentures are convertible on the issuance date. In November and December 2013, the Company converted debt from five of these convertible debentures totaling $50,000 and accrued interest of $112 into 112 shares of the Company's common stock at the conversion rate of $448.00 per share and two of these convertible debentures totaling $40,000 and accrued interest of $381 into 1,388 common shares at the conversion rate of $29.20 per share per the terms of the agreements. At December 31, 2014 and 2013, the outstanding principal balance due pursuant to these convertible debentures amounted to $20,000 and $20,000, respectively, and were in default.

On October 29, 2013, the Company issued a convertible debenture for the sum of $75,000. The Company agreed to accrue interest on outstanding principal at the rate of 25% per annum beginning on October 29, 2013 and payable in quarterly payments at the end of each calendar quarter until the maturity date of February 25, 2014. Upon maturity, the Holder is entitled to convert all amounts due into shares of the Company's common stock at the conversion price of $132.00 per common share, or to request repayment in cash.  A BCF value was recorded as debt discount in the amount of $75,000. Since the actual intrinsic value exceeds the face value of the debt, the BCF equals the amount of the convertible debt. The Company recorded $39,706 of amortization of the debt discount into interest expense at December 31, 2013. In February 2014, the maturity date of the convertible debenture was extended until August 31, 2014. During the year ended December 31, 2014 the remaining debt discount of $35,294 was amortized into interest expense. At December 31, 2014 and 2013, the outstanding principal balance due pursuant to this convertible debenture amounted to $75,000 and $75,000, respectively, and were in default.

In October 2013, the Company issued two convertible debentures for the total sum of $13,000. The Company agreed to pay interest and outstanding principal at the rate of 8% in cash and 17% in common stock per annum on the total amount of these debentures beginning on the date of each agreement and due on the maturity date of one year from the date of the agreements. Beginning on the date of issuance, the Company has the right of prepayment at any time. Beginning on the date of issuance, the holder also has the right to convert all of the outstanding debt into shares of the Company's common stock at the conversion price using the volume weighted average price of the Company's common stock over seven trading days prior to the conversion date then multiplying the result by 50%. These notes were considered a stock settled debt since any future stock issued upon conversion will have a fair market value of $26,000. The Company therefore accreted a premium of $13,000 into interest expense immediately since these debentures are convertible on the issuance date. At December 31, 2014 and 2013, the outstanding principal balance due pursuant to this convertible debenture amounted to $13,000 and $13,000, respectively, and were in default.

In December 2013, the Company issued a convertible debenture in the amount of $10,000 which was originally received in September 2013 as a short-term loan from a related party (See Note 5), and two separate convertible debentures in the aggregate principal amount of $50,000.  The Company agreed to pay interest and outstanding principal at the rate of 8% per annum beginning on the respective dates of the agreements, and due on the maturity date of one year from the dates of the agreements.  Beginning on the respective dates of issuance of the debentures, the Company also has the right of prepayment at any time and the holder has the right to convert the outstanding debt into shares of the Company's common stock at a conversion price using the volume weighted average price of the

FUTURELAND, CORP. AND SUBSIDIARIES
(FORMERLY AEGEA, INC.)
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014

NOTE 6: CONVERTIBLE DEBENTURES AND NOTES (continued)

Company's common stock over seven trading days prior to the date of conversion then multiplying the result by 50%.  Under ASC 480 "Distinguishing Liabilities from Equity", the debentures were considered stock settled debts since any future shares of common stock issued upon conversion will have a fair market value of $120,000.  Therefore, the Company recorded interest expense of $60,000 on the dates of the debentures to reflect the put premium.  On December 12, 2013, the Company converted debt from these three convertible debentures totaling $60,000 and accrued interest of $194 into 2,062 shares of the Company's common stock at the conversion rate of $29.20 per share per the terms of the agreements.

In March 2014, the Company issued a convertible debenture for $2,000. The Company agreed to pay interest and outstanding principal at the rate of eight percent (8%) per annum on the total amount of the debenture beginning on the date of the agreement and due on the maturity date of one year from the date of the agreement. Beginning on the date of issuance, the Company has the right of prepayment at any time. Beginning on the date of issuance, the holder also has the right to convert all of the outstanding debt into shares of the Company's Common Stock at the Conversion Price using the volume weighted average price of the Company's Common Stock over seven (7) trading days prior to the Conversion Date then multiplying the result by 50%. These notes will be considered a stock settled debt since any future stock issued upon conversion will have a fair market value of $4,000. The Company therefore accreted a premium of $2,000 into interest expense immediately since these notes are convertible on the issuance date. At December 31, 2014, the outstanding principal balance due pursuant to this convertible debenture amounted to $2,000.

On March 21, 2014, the Company issued a convertible debenture for $17,452 in exchange for settlement of accounts payable totaling $18,259. The Company agreed to pay interest and outstanding principal at the rate of 8% per annum on the total amount of the debenture beginning on the date of the agreement and due on the maturity date of one year from the date of the agreement. Beginning on the date of issuance, the Company has the right of prepayment at any time. Beginning on the date of issuance, the holder also has the right to convert all of the outstanding debt into shares of the Company's common stock at the conversion price using the volume weighted average price of the Company's common stock over seven trading days prior to the conversion date then multiplying the result by 50%. These debentures were considered stock settled debt since any future stock issued upon conversion will have a fair market value of $34,904. The Company therefore accreted a premium of $17,452 into interest expense immediately since this debenture is convertible on the issuance date. In March 2014 and May 2014, this debenture was converted into an aggregate of 2,363 shares of common stock (See Note 8).

On August 13, 2014 the Company issued a convertible note for $58,000 from a Lender (the "Lender") in exchange for a price of $58,000 less an original issue discount of $5,000 and legal fees of $3,000. The convertible notes bears interest at the rate of 10% per annum beginning on August 13, 2014 with a maturity date of nine months from the date of the agreement. The Company may make optional prepayment to the Lender of an amount in cash equal to 125% multiplied by the then outstanding balance of this note. The note is unsecured. The note provides for conversion to common stock monthly commencing 90 days from the date of the agreement at a conversion price is $0.05 (the "Lender Conversion Price"). Additionally, beginning on the date that is six months after August 13, 2014 and on the same day of each month thereafter until the Maturity Date (each, an "Installment Date"), the Company shall pay to Lender the applicable Installment Amount due on such date. Payments of each Installment Amount may be made (a) in cash, or (b) by converting such Installment Amount into shares of the Company's common stock. The conversion price for each installment shall be the lesser of (i) the lender conversion Price of $0.05, and(ii) 70% of the average of the three (3) lowest closing bid prices in the twenty trading days immediately preceding the applicable conversion, provided that if at any time the average of the three lowest closing bid prices in the twenty Trading Days immediately preceding any date of measurement is below $0.01, then in such event the then-current conversion factor shall be reduced to 65% for all future Conversions. If the Company, at any time this Note is outstanding, shall sell or issue any Common Stock to the Lender or any third party for a price that is less than the then effective Lender's Conversion Price, then such Lender Conversion Price shall be automatically reduced and only reduced to equal such lower issuance price. The Company has established a reserve of a minimum of 37,500 common shares in connection with this convertible note agreement. Due to the price protection on the lender's conversion price, the Company has classified this note as a derivative financial instrument in accordance with ASC Topic 815, Derivatives and Hedging, requiring bifurcation from the note which is accounted for as a derivative liability. The fair value of derivatives granted is calculated using the Black-Scholes method, which requires the use of subjective assumptions including volatility, expected term, risk-free rate, and the fair value of the underlying common stock. Accordingly, at the date of the agreement, the Company recorded, using the Black Scholes method, a debt discount of $15,453 and a derivative liability of $15,453. Debt discount consisting of the original issue discount, legal fees, and fair value derivative liability at the date of the note aggregating $23,453 is being amortized over the term of the note and amounted to $11,727 for the year ending December 31, 2014 and is included in interest expense on the accompanying consolidated statement of operations. On May 29, 2015, the Company received a notice of default from the Lender (see Note 11).

For the year ended December 31, 2014, the Company recorded a gain of $5,082 from the change in fair value of derivative liability, and at December 31, 2014, derivative liability amounted to $10,371.

FUTURELAND, CORP. AND SUBSIDIARIES
(FORMERLY AEGEA, INC.)
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014

NOTE 7: LINE OF CREDIT – RELATED PARTY

A shareholder of the Company has committed to loan the Company up to $250,000 cash on an as needed basis (the "Line of Credit"). The line of credit bears interest at 18% per annum and all principal and accrued and unpaid interest is due in full on demand at any time on or after June 30, 2014. At December 31, 2014 and 2013, the outstanding balance was $250,000 and $250,000, and accrued interest payable amounted to $126,852 and $81,851, respectively.

NOTE 8: STOCKHOLDERS' DEFICIT

Preferred Stock

On October 4, 2013, the Company filed a Certificate of Designations under its Amended and Restated Articles of Incorporation (the "Certificate of Designations") with the State of Colorado to (a) designate 200,000 shares of its previously authorized Preferred Stock as Series A Convertible Preferred Stock and (b) designate 1,000 shares of its previously authorized Preferred Stock as Series B Preferred Stock. The Certificate of Designations and their filing were approved by the board of directors of the Company on September 30, 2013 without shareholder approval as provided for in the Company's articles of incorporation and under Colorado law.

Description of Series A Convertible Preferred Stock

The 200,000 shares of Series A Convertible Preferred Stock have the following the designations, rights and preferences:

•	the stated value of each share is $500,
•	the holder of the shares will be entitled to vote, on a one-for-one basis, with the holders of our common stock on all corporate matter on which common shareholder are entitled to vote,
•	the shares pay quarterly dividends in arrears at the rate of 4% per annum based on the stated value of each share,
•
each share is convertible into shares of our common stock at a conversion price of $2,000.00 per share, subject to adjustment, at any time upon : (I) the seventh anniversary of the original issue date of Series A Preferred Stock or (ii) the date the beneficial holder qualifies as a Permanent U.S. resident, whichever occurs earliest,

•	the shares are redeemable by us under certain conditions, and
•	the conversion price of the Series A Convertible Preferred stock is subject to proportional adjustment in the event of stock splits, stock dividends and similar corporate events.

Description of Series B Convertible Preferred Stock

The 1,000 shares of Series B Convertible Preferred Stock have the following the designations, rights and preferences:

•	The Company is not permitted to pay or declare dividends or other distributions to the holders of the Series B Preferred Stock, whether in liquidation or otherwise,
•	the holder of the shares will be entitled to vote, on a one million-for-one basis, with the holders of our common stock on all corporate matter on which common shareholders are entitled to vote, and
•	each share is convertible into one share of our common stock.

On September 30, 2013, the Company issued 1,000 shares of its Series B Preferred Stock to certain related party officers and directors valued at $2,150 based on the common stock quoted trading value of $2.15 (pre-reverse stock split) at the grant date and a one to one conversion rate of the Series B shares into common stock. The certificate of designation does not provide for any adjustment to the quantity or conversion terms of the Series B convertible preferred stock resulting from stock splits or other recapitalization of common stock of the Company. Therefore, all amounts discussed above reflect pre-reverse stock split amounts.

Common Stock

In April 2013, the company issued a cash call in the amount of $50,000.  The Company received $40,000 from the stockholders, and reduced the line of credit balance by $10,000.  The funds were collected to be used for operating expenses.  An additional $200 was contributed by a stockholder to open a new bank account for the Company.

In July 2013, the Company was deemed to have issued 52,503 common shares pursuant to the recapitalization.  The Company also recorded $4,814 of net assets acquired with an offset to additional paid in capital.

FUTURELAND, CORP. AND SUBSIDIARIES
(FORMERLY AEGEA, INC.)
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014

NOTE 8: STOCKHOLDERS' DEFICIT (continued)

Common Stock (continued)

On August 21, 2013, 500 shares of common stock were issued for legal services rendered and valued at $490,000 based on the quoted trading price of $980.00 per share on the grant date.

In October 2013, the Company received $20,000 in exchange for 25 shares of common stock issued at the quoted trading price of $800.00 per share on the grant date.

In November and December 2013, the Company issued 4,759 shares upon conversion of certain convertible debenture agreements (See Note 6).

On January 21, 2014, the Company issued 3,607 shares of common stock for services and valued at $100,940 based on the quoted trading price of $28.00 per share on the grant date.

In March 2014 and May 2014, the Company issued an aggregate of 2,363 shares of common stock in exchange for conversion of a $17,452 convertible note (See Note 6).

NOTE 9: INCOME TAXES

The Company has incurred aggregate cumulative net operating losses of approximately $870,779 for income tax purposes as of December 31, 2014. The net operating loss carries forward for United States income taxes, which may be available to reduce future years' taxable income. These carry forwards will expire, if not utilized, starting in 2034. The future utilization of the net operating loss carryforward to offset future taxable income may be subject to an annual limitation as a result of ownership changes that could occur in the future in accordance with Section 382 of the Internal Revenue Code (See Note 11). Management believes that the realization of the benefits from these losses appears not more than likely due to the Company's limited operating history and continuing losses for United States income tax purposes. Accordingly, the Company has provided a 100% valuation allowance on the deferred tax asset to reduce the asset to zero. Management will review this valuation allowance periodically and make adjustments as warranted.

The Company's income tax expense (benefit) differs from the "expected" tax expense for Federal income tax purposes computed by applying a Federal corporate tax rate of 15% to loss before income taxes as follows:
	Years Ended December 31,
	2014	2013
Income tax expense (benefit) at U.S. statutory rate of 15%	$(84,509)	$(242,752)
Income tax benefit - State	(30,987)	(89,009)
Non-deductible expenses	62,287	206,461
Change in valuation allowance	53,209	125,300
Total provision for income tax	$-	$-

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at December 31, 2014 and 2013 are as follows:
Deferred Tax Asset:	December 31, 2014	December 31, 2013
Net operating loss carryforward	$178,509	$125,300
Valuation allowance	(178,509)	(125,300)
Net deferred tax asset	$-	$-

The valuation allowance at December 31, 2013 was $178,509.  The increase during 2014 was $53,209.

The Company believes its tax positions are all highly certain of being upheld upon examination. As such, the Company has not recorded a liability for unrecognized tax benefits. As of December 31, 2014, tax years 2014 and 2013 remain open for IRS audit. The Company has received no notice of audit from the Internal Revenue Service for any of the open tax years.

FUTURELAND, CORP. AND SUBSIDIARIES
(FORMERLY AEGEA, INC.)
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014

NOTE 10: RELATED PARTIES

Short-term loans were received from directors of the Company or corporations owned by directors of the Company totaling $160,000 during the year ended December 31, 2013. Short-term loans made to the Company by directors of the Company or corporations owned by them totaled $162,915 and $246,108 was repaid during the year ended December 31, 2014. (See Note 5). At December 31, 2014 and 2013, short-term loans related parties amounted to $76,807 and $160,000, respectively.

At December 31, 2014 and 2013, the line of credit payable to related party who is a substantial shareholder of the Company was $250,000 and $250,000, and accrued interest was $126,852 and $81,851, respectively (See Note 7).

During the year ended December 31, 2014, two officers of the Company contributed their time valued at $60,000 each and another officer contributed time and services valued at $18,506, totaling $138,506 in contributed service expense for the year ended December 31, 2014. Two officers contributed their time valued at $120,000 each and another officer contributed time and consulting services valued at $49,962, totaling $289,962 in contributed service expense for the year ended December 31, 2013. Rent expense of $3,000 and $6,000 was recognized for the years ended December 31, 2014 and 2013 for contribution of office space by an officer of the Company. The Board of Directors valued the contribution of rent and services based on the prevailing rates for similar rent and services in the local area and believes the estimates are reasonable.